EXHIBIT  21


                                 List of Subsidiaries
                                ______________________

                                                       Jurisdiction of
                    Name                               Incorporation
                    ----                               -------------

               AMBAR Chemical, Inc.                    Delaware
               AMBAR Marine, Inc.                      Delaware
               Oil Mop, Inc.                           Delaware
               AMBAR Europe B.V.                       The Netherlands